Putnam Intermediate Term Municipal Income Fund  period ended
5/31/17

Item 77QI

                        SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27,
2014 Schedule A amended as of October 27, 2016   Incorporated by
reference to PostEffective Amendment No. 247 to the Registrants
Registration Statement filed on November 25, 2016.